                                 EXHIBIT 10(a)

                               AMENDMENT TO THE
                      SUPPLEMENTAL RETIREMENT PROGRAM FOR
                     MANAGEMENT PROFIT-SHARING ASSOCIATES
                         OF J. C. PENNEY COMPANY, INC.
                      ("SUPPLEMENTAL RETIREMENT PROGRAM")


         1. The Supplemental Retirement Program is amended by deleting Subparagraph (g) of Paragraph (7) (Special Rules for VERP Plan Participants) of
Article IV (Benefits) and reinserting it as Paragraph (8) of Article IV (Benefits) effective as of January 1, 2001, to read as follows:

               (8)   Nonduplication of Benefits. The benefits payable to or on
                     --------------------------
         behalf of an Eligible Management Associate under the Plan shall not duplicate benefits payable from the Pension Plan, the VERP Plan, the Benefit Restoration Plan, the Mirror Savings Plans, or any separation pay program of the Company or a Participating Employer or a Controlled Group Member. To the extent that any benefits otherwise payable under the Plan are paid from one or more of the plans or programs described in the prior sentence, such benefits under the Plan shall be cancelled.

         2. Effective as of March 22, 2001, the term "Benefit Plans Review Committee" is deleted and the term "Human Resources and Compensation Committee" is substituted therefor in each place in which it appears.

         3.    Also effective as of March 22, 2001, subparagraphs (a), (b), and
               (c) of Paragraph (1) of Article VIII are deleted and are replaced with new Subparagraphs (a), (b), and (c) to read as follows:

               (a)   in the case of an Eligible Management Associate other than members of the Company's executive or senior management committee (or a successor committee then in place) described in Subparagraphs (b) and (c) of this Paragraph (1), the Chairman of the Board or the Chief Human Resources Officer;

               (b)   in the case of an Eligible  Management Associate who is a
                  member of the Company's executive or senior management committee but who is not a director of the Company, the Human Resources and Compensation Committee; and

               (c)   in the case of the Chairman of the Board and an Eligible
                  Management Associate who is a member of the Company's executive or senior management committee and who is also a director of the Company, the Board of Directors.

         The second and third full paragraphs of Paragraph (1) of Article VIII are amended by deleting "Benefits Administration Committee" and substituting therefor "Chairman of the Board or the Chief Human Resources Officer."